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                                REVOLVING CREDIT

                                      AND

                               SECURITY AGREEMENT


--------------------------------------------------------------------------------



                                    BETWEEN


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                  THE BANK OF NEW YORK COMMERCIAL CORPORATION

                                      AND

                          O'BRIEN INTERNATIONAL, INC.


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                           DATED AS OF MARCH 17, 1997


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




                               Table of Contents


I.           DEFINITIONS...........................................................................................  1
             1.1.          Accounting Terms........................................................................  1
             1.2.          General Terms...........................................................................  1
             1.3.          Uniform Commercial Code Terms........................................................... 19
             .             Certain Matters of Construction......................................................... 19

II.          ADVANCES, PAYMENTS.................................................................................... 19
             2.1.          (a)       Revolving Advances............................................................ 19
                           (b)       Discretionary Rights.......................................................... 20
             2.2.          Procedure for Borrowing Revolving Advances.............................................. 21
             2.3.          Disbursement of Advance Proceeds........................................................ 21
             2.4.          Maximum Advances........................................................................ 22
             2.5.          Repayment of Advances................................................................... 22
             2.6.          Repayment of Excess Advances............................................................ 23
             2.7.          Statement of Account.................................................................... 23
             2.8.          Letters of Credit....................................................................... 23
             2.9.          Issuance of Letters of Credit........................................................... 24
             2.10.         Requirements For Issuance of Letters of Credit.......................................... 25
             2.11.         Additional Payments..................................................................... 26
             2.12.         Mandatory Prepayments................................................................... 26
             2.13.         Use of Proceeds......................................................................... 26

III.         INTEREST AND FEES..................................................................................... 26
             3.1.          Interest................................................................................ 26
             3.2.          Letter of Credit Fees................................................................... 28
             3.3.          (a)       Closing Fee................................................................... 28
                           (b)       Facility Fee.................................................................. 29
             3.4.          (a)       Administration Fee............................................................ 29
                           (b)       Collateral Monitoring Fee..................................................... 29
             3.6.          Computation of Interest and Fees........................................................ 29
             3.7.          Maximum Charges......................................................................... 30
             3.8.          Increased Costs......................................................................... 30
                           ........................................................................................ 31
             3.9.          Capital Adequacy........................................................................ 31

IV.          COLLATERAL: GENERAL TERMS............................................................................. 31
             4.1.          Security Interest in the Collateral..................................................... 31
             4.2.          Perfection of Security Interest......................................................... 31
             4.3.          Disposition of Collateral............................................................... 32
             4.4.          Preservation of Collateral.............................................................. 32
             4.5.          Ownership of Collateral................................................................. 33
             4.6.          Defense of Lender's Interests........................................................... 33
             4.7.          Books and Records....................................................................... 34
             4.8.          Financial Disclosure.................................................................... 34
             4.9.          Compliance with Laws.................................................................... 34
             4.10.         Inspection of Premises.................................................................. 35
             4.11.         Insurance............................................................................... 35


                                      -i-





             4.12.         Failure to Pay Insurance................................................................ 36
             4.13.         Payment of Taxes........................................................................ 36
             4.14.         Payment of Leasehold Obligations........................................................ 36
             4.15.         Receivables............................................................................. 37
                           (a)       Nature of Receivables......................................................... 37
                           (b)       Solvency of Customers......................................................... 37
                           (c)       Locations of Borrower......................................................... 37
                           (d)       Collection of Receivables..................................................... 37
                           (e)       Notification of Assignment of Receivables..................................... 37
                           (f)       Power of Lender to Act on Borrower's Behalf................................... 38
                           (g)       No Liability.................................................................. 39
                           (h)       Establishment of a Lockbox Account, Dominion Account.......................... 39
                           (i)       Adjustments................................................................... 39
             4.16.         Inventory............................................................................... 40
             4.17.         Maintenance of Equipment................................................................ 40
             4.18.         Exculpation of Liability................................................................ 40
             4.19.         Environmental Matters................................................................... 40
             4.20.         Financing Statements.................................................................... 42

V.           REPRESENTATIONS AND WARRANTIES........................................................................ 43
             5.1.          Authority............................................................................... 43
             5.2.          Formation and Qualification............................................................. 43
             5.3.          Survival of Representations and Warranties.............................................. 43
             5.4.          Tax Returns............................................................................. 43
             5.5.          Financial Statements.................................................................... 44
             5.6.          Corporate Name.......................................................................... 45
             5.7.          O.S.H.A. and Environmental Compliance................................................... 45
             5.8.          Solvency; No Litigation, Violation, Indebtedness or Default............................. 46
             5.9.          Patents, Trademarks, Copyrights and Licenses............................................ 47
             5.10.         Licenses and Permits.................................................................... 48
             5.11.         Default of Indebtedness................................................................. 48
             5.12.         No Default.............................................................................. 48
             5.13.         No Burdensome Restrictions.............................................................. 48
             5.14.         No Labor Disputes....................................................................... 48
             5.15.         Margin Regulations...................................................................... 48
             5.16.         Investment Company Act.................................................................. 49
             5.17.         Disclosure.............................................................................. 49
                           ........................................................................................ 49
             5.18.         Swaps................................................................................... 49
             5.19.         Conflicting Agreements.................................................................. 49
             5.20.         Application of Certain Laws and Regulations............................................. 49
             5.21.         Business and Property of Borrower....................................................... 49

VI.          AFFIRMATIVE COVENANTS................................................................................. 49
             6.1.          Payment of Fees......................................................................... 50
             6.2.          Conduct of Business and Maintenance of Existence and Assets............................. 50
             6.3.          Violations.............................................................................. 50
             6.4.          Government Receivables.................................................................. 50


                                      -ii-





             6.5.          Net Worth............................................................................... 50
             6.6.          Fixed Charge Coverage Ratio............................................................. 51
             6.7.          Leverage Ratio.......................................................................... 51
             6.8.          Execution of Supplemental Instruments................................................... 52
             6.9.          Payment of Indebtedness................................................................. 52
             6.10.         Standards of Financial Statements....................................................... 52
             6.11.         Capital Contribution Adjustment......................................................... 52
             6.12          Kent Property Lease..................................................................... 52
             6.13          Meridian Indebtedness Payment........................................................... 52

VII.         NEGATIVE COVENANTS.................................................................................... 53
             7.1.          Merger, Consolidation, Acquisition and Sale of Assets................................... 53
             7.2.          Creation of Liens....................................................................... 53
             7.3.          Guarantees.............................................................................. 53
             7.4.          Investments............................................................................. 53
             7.5.          Loans................................................................................... 53
             7.6.          Capital Expenditures.................................................................... 54
             7.7.          Dividends............................................................................... 54
             7.8.          Indebtedness............................................................................ 54
             7.9.          Nature of Business...................................................................... 55
             7.10.         Transactions with Affiliates............................................................ 55
             7.11.         Leases.................................................................................. 55
             7.12.         Subsidiaries............................................................................ 55
             7.13.         Fiscal Year and Accounting Changes...................................................... 55
             7.14.         Pledge of Credit........................................................................ 55
             7.15.         Amendment of Articles of Incorporation, By-Laws ........................................ 55
             7.16.         Compliance with ERISA................................................................... 55
             7.17.         Prepayment of Indebtedness.............................................................. 56

VIII.        CONDITIONS PRECEDENT.................................................................................. 56
             8.1.          Conditions to Initial Advances.......................................................... 56
                           (a)       Note.......................................................................... 56
                           (b)       Filings, Registrations and Recordings......................................... 56
                           (c)       Corporate Proceedings of Borrower............................................. 57
                           (d)       Incumbency Certificates of Borrower........................................... 57
                           (e)       Certificates.................................................................. 57
                           (f)       Good Standing Certificates.................................................... 57
                           (g)       Legal Opinions................................................................ 57
                           (h)       No Litigation................................................................. 58
                           (i)       Financial Condition Certificate............................................... 58
                           (j)       Collateral Examination........................................................ 58
                           (k)       Fees.......................................................................... 58
                           (l)       Pro Forma Financial Statements................................................ 58
                           (n)       Guaranty and Other Documents.................................................. 58
                           (o)       Insurance..................................................................... 58
                           (p)       Title Insurance............................................................... 59
                           (q)       Environmental Reports......................................................... 59
                           (r)       Payment Instructions.......................................................... 59
                           (s)       Blocked Accounts.............................................................. 59
                           (t)       Consents...................................................................... 59
                           (u)       No Adverse Material Change.................................................... 59


                                     -iii-





                           (v)       Leasehold Agreements.......................................................... 59
                           (w)       Mortgage...................................................................... 59
                           (x)       Contract Review............................................................... 60
                           (y)       Closing Certificate........................................................... 60
                           (z)       Borrowing Base................................................................ 60
                           (aa)      Undrawn Availability.......................................................... 60
                           (ab)      Minimum Net Worth............................................................. 60
                           (ac)      Other......................................................................... 60
             8.2.          Conditions to Each Advance.............................................................. 60
                           (a)       Representations and Warranties................................................ 60
                           (b)       No Default.................................................................... 61
                           (c)       Maximum Advances.............................................................. 61

IX.          INFORMATION AS TO BORROWER............................................................................ 61
             9.1.          Disclosure of Material Matters.......................................................... 61
             9.2.          Schedules............................................................................... 61
             9.3.          Environmental Reports................................................................... 62
             9.4.          Litigation.............................................................................. 62
             9.5.          Material Occurrences.................................................................... 62
             9.6.          Government Receivables.................................................................. 62
             9.7.          Annual Financial Statements............................................................. 62
             9.8.          Quarterly Financial Statements.......................................................... 63
             9.9.          Monthly Financial Statements............................................................ 63
             9.10.         Other Reports........................................................................... 64
             9.11.         Additional Information.................................................................. 64
             9.12.         Projected Operating Budget.............................................................. 64
             9.13.         Variances From Operating Budget......................................................... 65
             9.14.         Notice of Suits, Adverse Events......................................................... 65
             9.15.         ERISA Notices and Requests.............................................................. 65
             9.16.         Additional Documents.................................................................... 66

X.           EVENTS OF DEFAULT..................................................................................... 66

XI.          LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT............................................................ 69
             11.1.         Rights and Remedies..................................................................... 69
             11.2.         Lender's Discretion..................................................................... 71
             11.3.         Setoff.................................................................................. 71
             11.4.         Rights and Remedies not Exclusive....................................................... 71

XII.         WAIVERS AND JUDICIAL PROCEEDINGS...................................................................... 71
             12.1.         Waiver of Notice........................................................................ 71
             12.2.         Delay................................................................................... 71
             12.3.         Jury Waiver............................................................................. 71

XIII.        EFFECTIVE DATE AND TERMINATION........................................................................ 72
             13.1.         Term.................................................................................... 72
             13.2.         Termination............................................................................. 72

XIV.         MISCELLANEOUS......................................................................................... 73
             14.1.         Governing Law........................................................................... 73
             14.2.         Entire Understanding.................................................................... 73
             14.3.         Successors and Assigns; Participations; New Lenders..................................... 74


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             14.4.         Application of Payments................................................................. 74
             14.5.         Indemnity............................................................................... 75
             14.6.         Notice.................................................................................. 75
             14.7.         Survival................................................................................ 76
             14.8.         Severability............................................................................ 76
             14.9.         Expenses................................................................................ 76
             14.10.        Injunctive Relief....................................................................... 77
             14.11.        Consequential Damages................................................................... 77
             14.12.        Captions................................................................................ 77
             14.13.        Counterparts; Telecopied Signatures..................................................... 77
             14.14.        Construction............................................................................ 77
             14.15.        Confidentiality......................................................................... 77




                                      -v-








                                REVOLVING CREDIT
                                      AND
                               SECURITY AGREEMENT
                               ------------------


             Revolving Credit and Security Agreement dated as of March 17, 1997 between O'BRIEN INTERNATIONAL, INC., a corporation organized under the laws of the State of Washington ("Borrower"), and THE BANK OF NEW YORK COMMERCIAL
CORPORATION ("BNYCC" or "Lender"), a corporation organized under the laws of the State of New York.

             IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Lender hereby agree as follows:

I.           DEFINITIONS.

                     1.1.  Accounting Terms.  As used in this Agreement, the
Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP;
provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrower for the fiscal year ended December 31, 1996.

                     1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                           "Accounts Receivable Availability" shall mean the
amount derived from the sum of the amounts set forth in Sections 2.1(a)(y)(i) and (ii) at any time and from time to time.

                           "Advances" shall mean and include the Revolving
Advances (including Special Advances), Letters of Credit and
Standby L/C Advances.

                           "Advance Rates" shall mean the Receivables Advance
Rate, the Special Advance Rate, the Program Receivables Advance Rate and/or the
Inventory Advance Rate.

                           "Affiliate" of any Person shall mean (a) any Person
(other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.






                           "Alternate Base Rate" shall mean, for any day, a
rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                           "Annual Fees" shall have the meaning set forth in
Section 3.5 hereof.

                           "Authority" shall have the meaning set forth in
Section 4.19(d) hereof.

                           "Average Monthly LIBOR Rate" shall mean, at any date
of determination thereof, the one month LIBOR as published in The Wall Street
Journal on such date.

                           "Bank" shall mean The Bank of New York and any
successor thereto.

                           "Base Rent" shall mean the Monthly Base Rent, the
Tenant's Initial Monthly Escrow Payment for Taxes and Other Charges, Tenant's
Initial Monthly Common Area Maintenance Charge and Tenant's Initial Monthly
Insurance Escrow Payment (as such terms are defined in the Kent Lease) and any other periodic payment or periodic charge of a similar nature which may hereafter become due and owing by Borrower under the Kent Lease.

                           "Blocked Accounts" shall have the meaning set forth
in Section 4.15(h).

                           "Borrower" shall mean O'Brien International, Inc., a
Washington corporation, and all permitted successors and assigns.

                           "Borrower's Account" shall have the meaning set
forth in Section 2.7.

                           "Business Day" shall mean any day other than a day
on which commercial banks in New York are authorized or required by law to close.

                           "Capital Expenditures" shall mean expenditures for
property, plant and equipment which are capitalized in accordance with GAAP, including amounts capitalized under capital leases.

                           "Cash Capital Expenditures" shall mean Capital
Expenditures other than amounts capitalized under capital leases.

                           "Cash Flow" for any period, shall mean the sum of
(i) Earnings Before Interest and Taxes for such period plus (ii) depreciation and amortization and all other non-cash charges, which were deducted in determining Earnings Before Interest and Taxes for such period, minus (iii) non cash credits which were taken into account in determining Earnings Before
Interest and Taxes for such period.


                                      -2-






                           "Cash Flow Loans" shall have the meaning set forth
in Section 7.5.

                           "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, 42
U.S.C. ss.ss.9601 et seq.

                           "Change of Control" shall mean (a) the occurrence of
any event (whether in one or more transactions) which results in a transfer of control of Borrower to a Person other than to Meridian or any of its Subsidiaries or (b) any merger or consolidation of or with Borrower or sale of all or substantially all of the property or assets of Borrower (other than with the prior written consent of Lender) with or to Meridian or any of its Subsidiaries. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of Borrower or (y) to direct or cause the direction of the management and policies of Borrower by contract or otherwise.

                           "Change of Ownership" shall mean (a)  50% or more of
the common stock of either Borrower or Meridian is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of Borrower or Meridian is convertible or for which any such shares of the capital stock of Borrower or Meridian or of any other Person may be exchanged and any shares of common stock issuable upon exercise of any warrants, options or similar rights which may at the time of calculation be held by any Person) a Person who is either an Original Owner or an Affiliate of an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of either Borrower or Meridian; it being understood by Borrower and Lender that the sale by Meridian of shares of the capital stock of Borrower shall be deemed a sale of substantially all of Meridian's assets.

                           "Charges" shall mean all taxes, charges, fees,
imposts, levies or other assessments related to, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or Borrower.

                           "Closing Date" shall mean March 17, 1997 or such
other date as may be agreed to by the parties hereto.



                                      -3-





                           "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time and the regulations promulgated thereunder.

                           "Collateral" shall mean and include:

                           (a)      all Receivables;

                           (b)      all Equipment;

                           (c)      all General Intangibles;

                           (d)      all Inventory;

                           (e)      all Real Property;

                           (f)      the Leasehold Interests;

                           (g)  all of Borrower's right, title and interest in
and to (i) its goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, investment property and securities; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and Borrower;

                          (h)  all of Borrower's ledger sheets, ledger cards,
files, correspondence, records, books of account, business papers, computers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d),
(e), (f) or (g) of this Paragraph; and

                          (i)  all proceeds and products of (a), (b), (c),
(d), (e), (f), (g) and (h) in whatever form, including, but not limited to:
cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable


                                      -4-





instruments and other instruments for the payment of money, chattel paper, security agreements or documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                           "Coleman UK" shall mean Coleman U.K. P.L.C., a
United Kingdom corporation.

                           "Consents" shall mean all filings and all licenses,
permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                           "Controlled Group" shall mean all members of a
controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

                           "Customer" shall mean the account debtor with
respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

                           "Default" shall mean an event which, with the giving
of notice or passage of time or both, would constitute an Event of Default.

                           "Default Rate" shall have the meaning set forth in
Section 3.1 hereof.

                           "Depository Accounts" shall have the meaning set
forth in Section 4.15(h) hereof.

                           "Documents" shall have the meaning set forth in
Section 8.1(c) hereof.

                           "Dollars" and the sign "$" shall mean lawful money
of the United States of America.

                           "Domestic Rate Loan" shall mean any Revolving
Advance that bears interest based upon the Alternate Base Rate.

                           "Earnings Before Interest and Taxes" shall mean for
any period the sum of (i) net income (or loss) of Borrower for such period
(excluding extraordinary gains or losses), plus (ii) all interest expense of Borrower for such period, plus (iii) all charges against Borrower's income for such period for federal, state and local taxes actually paid.


                                      -5-






                           "EBITDA" shall mean for any period the sum of (i)
Earnings Before Interest and Taxes for such period, plus (ii) depreciation and amortization expenses for such period, to the extent such depreciation and amortization expenses were deducted in calculating Earnings Before Interest and Taxes.

                           "Eligible Inventory" shall mean and include
Inventory excluding work in process, valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in Lender's good faith opinion, obsolete, slow moving or unmerchantable and which Lender, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Lender may from time to time deem appropriate in good faith including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Lender and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Until the date Lender receives the Kent Landlord Waiver, no Inventory located at the Kent Property shall be "Eligible Inventory".

                           "Eligible Program Receivables" shall mean any
Program Receivable which (a) is unpaid not more than thirty (30) days after the original due date with respect to invoices due more than one hundred and eighty
(180) days but less than or equal to two hundred and sixty (260) days after the original invoice date, (b) is due no later than July 1 in the calendar year following the calendar year in which it was created and (c) would not be excluded as an Eligible Receivable according to the exclusion criteria set forth in the definition of Eligible Receivables (other than the criteria set forth in clause (b) of the definition of Eligible Receivables).

                           "Eligible Receivables" shall mean each Receivable
arising in the ordinary course of Borrower's business and which Lender, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate in good faith.
A Receivable shall not be deemed eligible unless such Receivable is subject to Lender's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Lender. In addition, no Receivable from any Customer shall be an Eligible Receivable if:

                          (a)  it arises out of a sale made by Borrower to an
Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower
(other than on an arms-length basis to Coleman U.K. or any other Affiliate of Borrower acceptable to Lender);

                          (b)  (i) it is unpaid more than (x) sixty (60) days
after the original due date with respect to invoices due sixty (60)

                                      -6-





days or less after the original invoice date or (y) thirty (30) days after the original due date with respect to invoices due more than sixty (60) days but less than or equal to one hundred and eighty (180) days after the original invoice date or (ii) it is due more than one hundred and eighty (180) days after the original invoice date;

                          (c)   thirty-five percent (35%) or more of the
Receivables from such Customer are not deemed Eligible Receivables pursuant to clause (b) of this definition or Eligible Program Receivables pursuant to the definition thereof. Such percentage may, in Lender's sole discretion, be increased or decreased from time to time provided, that, if no Event of Default exists and is then continuing and no Overadvance exists, Lender shall provide
Borrower with fifteen (15) Business Days' prior written notice prior to adjusting such percentage;

                          (d)   any covenant, representation or warranty
contained in this Agreement with respect to such Receivable has been breached;

                          (e)   such Customer shall (i) apply for, suffer, or
consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                          (f)  the sale is to a Customer outside the United
States of America or Canada (other than sales to Coleman UK or any other
Affiliate of Borrower acceptable to Lender, subject to Section 2.1(d) hereof), unless the sale is on letter of credit, guaranty or acceptance terms created under a letter of credit, in each case acceptable to Lender in its sole discretion;

                          (g)  the sale to such Customer is on a bill-and-
hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                          (h)  Lender reasonably believes, in its sole
judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of such Customer's financial inability to pay;


                                      -7-






                          (i)   such Customer is the United States of America,
any state or any department, agency or instrumentality of any of them, unless
Borrower effectuates an assignment of its right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31
U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

                          (j)   the goods giving rise to such Receivable have
not been shipped and delivered to and accepted by such Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                          (k)  the Receivables of such Customer exceed a
credit limit determined by Lender in good faith, in its sole discretion, to the extent such Receivable exceeds such limit;

                          (l)  the Receivable is subject to any offset,
deduction, defense, dispute, or counterclaim, such Customer is also a creditor or supplier or the Receivable is contingent in any respect or for any reason;

                          (m)  Borrower has made any agreement with such
Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                          (n)  shipment of the merchandise or the rendition of
services has not been completed;

                          (o)  any return, rejection or repossession of the
merchandise has occurred;

                          (p)  such Receivable is not payable to Borrower; or

                          (q)  such Receivable is not otherwise satisfactory
to Lender as determined in good faith by Lender in the exercise of its discretion in a reasonable manner.

                           "Environmental Complaint" shall have the meaning set
forth in Section 4.19(d) hereof.

                           "Environmental Laws" shall mean all federal, state
and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous
Substances and the rules, regulations, policies, guidelines, interpretations,


                                      -8-





decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                           "Equipment" shall mean and include all of Borrower's
goods (excluding Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                           "Eurodollar Rate Loan" shall mean a Revolving
Advance at any time that it bears interest based on the Average Monthly LIBOR
Rate.

                           "Event of Default" shall mean the occurrence of any
of the events set forth in Article X hereof.

                           "Excess Cash Flow" for any fiscal period shall mean
(a) Cash Flow for such period minus (b) the sum of (i) Cash Capital
Expenditures plus, (ii) all payments made during such fiscal period on Indebtedness for Borrowed Money plus, (iii) all taxes paid during such fiscal period plus, (iv) dividends paid during such fiscal period.

                           "Federal Funds Rate" shall mean, for any day, the
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three
Federal funds brokers of recognized standing selected by the Bank.

                           "Fixed Charge Coverage Ratio" shall mean with
respect to any fiscal period, the ratio of (a) EBITDA during such fiscal period to (b) the sum of Borrower's (i) interest expense on Indebtedness for Borrowed
Money and capitalized lease obligations plus (ii) payments on capitalized lease obligations plus (iii) payments of Indebtedness for Borrowed Money plus (iv)
Cash Capital Expenditures plus (v) taxes paid plus (vi) dividends paid, each during such period.

                           "Formula Amount" shall have the meaning set forth in
Section 2.1(a).

                           "Fully Satisfied" shall mean, with respect to the
Obligations as of any date, that, on or before such date, (a) the

                                      -9-





principal of and interest accrued to such date on the Revolving Advances
(including on the Standby L/C Advances) as evidenced by the Note shall have been paid in full in cash, (b) the Letters of Credit shall have been cash collateralized in an amount equal to one hundred and five percent (105%) of the aggregate undrawn and unexpired amount of any then outstanding Letters of Credit to the satisfaction of Lender or Lender shall have received an indemnification acceptable to Lender with respect to such outstanding Letters of Credit, (c) all fees, expenses and other amounts then due and payable which constitute Obligations shall have paid in full in cash, (d) all indemnification claims which have been made by Lender shall have been cash collateralized or otherwise indemnified to the satisfaction of Lender and (e) this Agreement and all of the Other Documents shall have been irrevocably terminated such that the Lender shall not have any obligation to make or issue Advances hereunder or thereunder.

                           "GAAP" shall mean generally accepted accounting
principles in the United States of America in effect from time to time, except for the purposes and as set forth in Section 1.1 hereof.

                           "General Intangibles" shall mean and include all of
Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                           "Governmental Body" shall mean any nation or
government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                           "Guarantor" shall mean Meridian.

                           "Guaranty" shall mean the guaranty of the
obligations of Borrower executed by Guarantor in favor of Lender on the date hereof (as the same may be amended, modified, restated or otherwise supplemented from time to time).

                           "Hazardous Discharge" shall have the meaning set
forth in Section 4.19(d) hereof.

                           "Hazardous Substance" shall mean, without limitation,
any flammable explosives, radon, radioactive materials,

                                      -10-





asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous
Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C.
Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State
Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                           "Hazardous Wastes" shall mean all waste materials
subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                           "Indebtedness" of a Person at a particular date
shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                           "Indebtedness for Borrowed Money" shall mean, with
respect to Borrower, its Indebtedness under this Agreement and any other of its Indebtedness classified as long-term debt (including the current portion thereof) in accordance with GAAP.

                           "Initial Term" shall mean the Closing Date through
March 17, 2000.

                           "Inventory" shall mean all of Borrower's now owned
or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                           "Inventory Advance Rate" shall have the meaning set
forth in Section 2.1(a)(y)(iii) hereof.


                                      -11-






                           "Inventory Availability" shall mean the amount
derived from Section 2.1(a)(y)(iii) hereof at any time and from time to time.

                           "Kent Landlord" shall mean Pacific Northwest Group
A, a joint venture with an office on the date hereof located at P.O. Box 80326, 5601 Sixth Avenue South, Seattle, Washington 98108, and its successors and assigns.

                           "Kent Landlord Waiver" shall mean that certain
Landlord's Waiver and Consent executed and delivered by Kent Landlord subsequent to the Closing Date in favor of Lender in the form attached hereto as Exhibit 1.1 .

                           "Kent Lease" shall mean the Lease Agreement by and
between Kent Landlord and Borrower dated August 24, 1993, as amended by the 1st
Amendment to Lease dated June 4, 1996 and as may be further amended, restated, modified or supplemented from time to time.

                           "Kent Property" shall mean the property located at
19811 85th Avenue South, Kent, Washington 98031 which is leased by Borrower from Kent Landlord.

                           "Leasehold Interests" shall mean all of Borrower's
right, title and interest in and to the premises located at (a) 14606 NE 91st
Street, Redmond, Washington 98073, and (b) 19811 85th
Avenue South, Kent, Washington 98031.

                           "Lender" shall mean BNYCC and any successor or
assign.

                           "Letter of Credit Application" shall have the
meaning set forth in Section 2.9(a).

                           "Letter of Credit Fees" shall have the meaning set
forth in Section 3.2.

                           "Letters of Credit" shall have the meaning set forth
in Section 2.8.

                           "Leverage Ratio" shall mean, at any time, the ratio
of (a) the sum of (i) Indebtedness for Borrowed Money less (ii) Subordinated
Debt to (b) the sum of (i) Tangible Net Worth plus (ii) Subordinated Debt, at such time.

                           "Lien" shall mean any mortgage, deed of trust,
pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having


                                      -12-





substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial
Code or comparable law of any jurisdiction.

                           "Material Adverse Effect" shall mean a material
adverse effect on (i) the condition, operations, assets, business or prospects of Borrower, (ii) Borrower's ability to pay or perform the Obligations in accordance with the terms hereof, (iii) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (iv) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Other Documents.

                           "Maximum Program Receivable Amount" shall mean, at
any time, the lesser of: (a) the amount of outstanding Eligible Program
Receivables and (b) an amount equal to (i) during the month of September in any year, twenty-five percent (25%) of the outstanding amount of Receivables during such month, (ii) during the month of October in any year, forty (40%) of the outstanding amount of Receivables during such month, (iii) during the month of November in any year, sixty percent (60%) of the outstanding amount of Receivables during such month, (iv) during the month of December in any year, fifty percent (50%) of the outstanding amount of Receivables during such month,
(v) during the month of January in any year, forty percent (40%) of the outstanding amount of Receivables during such month, (vi) during the month of February in any year, thirty-five percent (35%) of the amount of outstanding
Receivables during such month, (vii) during the months of March and April in any year, thirty percent (30%) of the outstanding amount of Receivables during such months, (viii) during the month of May in any year, fifteen percent (15%) of the outstanding amount of Receivables during such month and (ix) during the months of June, July and August in any year, zero percent (0%) of the outstanding amount of Receivables during such months.

                           "Maximum Revolving Advance Amount" shall mean
$14,000,000; provided, that upon the written request of Borrower to Lender, at any time prior to receipt of the Kent Landlord Waiver by Lender, the "Maximum
Revolving Advance Amount" shall be permanently reduced to an amount not less than $12,000,000.

                           "Meridian" shall mean Meridian Sports Incorporated,
a Delaware corporation.

                           "Mortgage" shall mean the deed of trust on the Real
Property securing the original principal amount of $14,000,000 together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                           "Multiemployer Plan" shall mean a "multiemployer
plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.



                                      -13-





                           "Net Worth" at a particular date, shall mean all
amounts which would be included under shareholders' equity on a balance sheet of Borrower determined in accordance with GAAP as at such date.

                           "Net Worth Adjustment" shall have the meaning set
forth in Section 6.11 hereof.

                           "Note" shall mean the promissory note referred to in
Section 2.1(a) hereof.

                           "Obligations" shall mean and include (i) any and all
of Borrower's Indebtedness and/or liabilities to Lender, due or to become due, now existing or hereafter arising, under this Agreement, the Other Documents to which it is party or under any other agreement between Lender and Borrower, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, contractual or tortious, liquidated or unliquidated, including, without limitation, any amount expended by Lender in connection with and arising under any landlord waiver and consent executed and delivered in connection with this Agreement and (ii) all obligations of Borrower to Lender to perform acts or refrain from taking any action.

                           "Original Owners" shall mean (a) with respect to
Meridian, Mafco Holdings Inc., a Delaware corporation and (b) with respect to Borrower, Meridian.

                           "Other Documents" shall mean the Mortgage, the Note,
the Guaranty, the Trademark Security Agreement, the Patent Security Agreement, any Letter of Credit Application and (a) any and all other agreements, instruments and documents, including, without limitation, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Lender in respect of the transactions contemplated by this Agreement and (b) any and all other guaranties and pledges that may be hereafter executed by Borrower and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

                           "Overadvance" shall have the meaning set forth in
Section 2.6 hereof.

                           "Parent" of any Person shall mean a corporation or
other entity owning, directly or indirectly, at least a majority of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                           "Participant" shall mean each Person who shall be
granted the right by Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to Lender.


                                      -14-






                           "Patent Security Agreement" shall mean the Patent
Security Agreement dated as of the Closing Date by and between Borrower and Lender.

                           "Payment Office" shall mean initially 1290 Avenue of
the Americas, New York, New York 10104; thereafter, such other office of Lender, if any, which it may designate by prior notice to Borrower to be the Payment Office.

                           "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

                           "Permitted Cash Flow Amount"  shall mean, for any
fiscal year commencing after December 31, 1997, an amount equal to the sum of
(x) fifty percent (50%) of the first $750,000 of Excess Cash Flow for such fiscal year and (y) seventy-five percent (75%) of Excess Cash Flow in excess of $750,000, for such fiscal year.

                           "Permitted Encumbrances" shall mean (a) Liens in
favor of Lender; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, that, the Lien shall (x) have no effect on the priority of the Liens in favor of Lender or (y) have a material adverse effect on the value of the assets in which Lender has such a Lien, and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Lender has consented to in writing; (d) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance;
(e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed or capital assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6;
and (h) Liens disclosed on Schedule 1.2.

                           "Person" shall mean any individual, sole
proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government
(whether Federal, state,


                                      -15-





county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

                           "Plan" shall mean any employee benefit plan within
the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                           "Prime Rate" shall mean the prime commercial lending
rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

                           "Pro Forma Balance Sheet" shall have the meaning set
forth in Section 5.5(a) hereof.

                           "Pro Forma Financial Statements" shall have the
meaning set forth in Section 5.5(b) hereof.

                           "Program Receivable" shall mean any Receivable from
a Customer (a) due more than one hundred and eighty (180) days after the original invoice date and (b) created in connection with Borrower's sales incentive program pursuant to which such Customer receives and accepts delivery from Borrower of the Inventory giving rise to such Receivable between September
1 through and including December 31 of each calendar year.

                           "Program Receivables Advance Rate" shall have the
meaning set forth in Section 2.1(a)(y)(ii) hereof.

                           "Projections" shall have the meaning set forth in
Section 5.5(b) hereof.

                           "RCRA" shall mean the Resource Conservation and
Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., as same may be amended from time to time.

                           "Real Property" shall mean all of Borrower's right,
title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

                           "Receivables" shall mean and include all of
Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of


                                      -16-





Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

                           "Receivables Advance Rate" shall have the meaning
set forth in Section 2.1(a)(y)(i) hereof.

                           "Rent" shall mean any installment of the Base Rent
or any payment with respect to taxes under the Kent Lease, or any other payment or reimbursement to the Kent Landlord required by the Kent Lease.

                           "Release" shall have the meaning set forth in
Section 5.7(c)(i) hereof.

                           "Reportable Event" shall mean a reportable event
described in Section 4043(b) of ERISA or of the regulations promulgated thereunder other than an event for which notice has been waived by the PBGC.

                           "Revolving Advances" shall mean Advances made
pursuant to Section 2.1 hereof (including any Special Advances).

                           "Revolving Interest Rate" shall mean an interest
rate per annum equal to (a) the sum of the Alternate Base Rate plus three-quarters of one percent (.75%) with respect to Domestic Rate Loans or (b) the sum of the Average Monthly LIBOR Rate plus two and three-quarters percent
(2.75%) with respect to Eurodollar Rate Loans, subject to the provisions of
Section 3.1 hereof.

                           "Special Advance Amount" shall mean (a) during the
Special Advance Period the lesser of (i) $1,000,000 in the aggregate at any one time and (ii) the product of (x) 10%, subject to the provisions of Section
2.1(b) ("Special Advance Rate"), and (y) the sum of (I) Accounts Receivable
Availability plus (II) Inventory Availability and (b) $0 at all other times.

                           "Special Advances" shall mean any Revolving Advances
made pursuant to Section 2.1(c) hereof in excess of availability calculated under subsection 2.1(a) hereof excluding the amount calculated under Section
2.1(a)(y)(iv) hereof.

                           "Special Advance Period" shall mean during each
calendar year the period commencing on January 1 and ending on March 31.

                           "Special Advance Rate" shall have the meaning set
forth in the definition of Special Advance Amount.

                           "Standby L/C Advance" shall have the meaning set
forth in Section 2.8 hereof.



                                      -17-





                           "Subsidiary" shall mean, with respect to any Person,
a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                           "Subordinated Debt" shall mean all Indebtedness for
Borrowed Money that is subordinated to the Obligations of Borrower to Lender under this Agreement, the subordination terms of which shall be acceptable to Lender and with respect to which no payments may be made until all Obligations are Fully Satisfied.

                           "Tangible Net Worth" shall mean, at a particular
date, (a) Net Worth on such date less (b) the aggregate amount of all intangible assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied on such date.

                           "Term" shall mean the Closing Date through March 17,
2000, as same may be extended in accordance with the provisions of
Section 13.1 hereof.

                           "Termination Event" shall mean (i) a Reportable
Event with respect to any Plan; (ii) the withdrawal of either Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section
4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer
Plan; (v) any event or condition (a) which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of either Borrower or any member of the Controlled Group from a Multiemployer Plan, which in any case in clauses (i) through (vi), is reasonably likely to result in a material liability to Borrower.

                           "Toxic Substance" shall mean and include any
material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic substance" includes but is not limited to asbestos, polychlorinated biphenyls
(PCBs) and lead-based paints.



                                      -18-





                           "Trademark Security Agreement" shall mean the
Trademark Security Agreement dated as of the Closing Date by and between Borrower and Lender.

                           "Transactions" shall have the meaning set forth in
Section 5.5 hereof.

                           "Transferee" shall have the meaning set forth in
Section 14.3(b) hereof.

                           "Undrawn Availability" at a particular date shall
mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrower's trade creditors which are outstanding beyond normal trade terms plus (iii) fees and expenses for which Borrower is liable to Lender under this Agreement or any Other Document to which it is a party but which have not been paid or charged to Borrower's Account.

             1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

             1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.


II.          ADVANCES, PAYMENTS.

             2.1. (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to the lesser of
(x) the Maximum Revolving Advance Amount less the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, plus (ii) the aggregate outstanding amounts of all Standby L/C Advances or (y) an amount equal to:

                          (i)  up to (A) 78%, during the months of  September,
October, November, December, January, February, March and April and (B) 80% during the months of May, June, July and


                                      -19-





August, subject to the provisions of Section 2.1(b) hereof ("Receivables
Advance Rate"), of Eligible Receivables, plus

                          (ii)  up to the lesser of (A)(I) 78% during the
months of September, October, November, December, January, February, March and
April and (II) 80% during the months of May June, July and August, subject to the provisions of Section 2.1(b) hereof ("Program Receivables Advance Rate"), of Eligible Program Receivables or (B) the Maximum Program Receivable Amount in the aggregate at any one time, plus

                          (iii) up to the lesser of (A) 50%, subject to
the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory or (B) $2,750,000 in the aggregate at any one time , plus

                          (iv)  solely during the Special Advance Period,
the Special Advance Amount, plus

                          (v)   following receipt by Lender of the Kent
Landlord Waiver, the product of (a) the aggregate undrawn amount of all outstanding documentary Letters of Credit times (b) the Inventory Advance Rate, minus

                          (vi)  the aggregate undrawn amount of all
outstanding documentary Letters of Credit, minus

                          (vii) such reserves as Lender may reasonably
deem proper and necessary from time to time.

             The amount derived from the sum of (1) Sections 2.1(a)(y)(i),
(ii), (iii), (iv) and (v) minus (2) Section 2.1(a)(y)(vii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving
Advances shall be evidenced by the secured promissory note ("Note") substantially in the form attached hereto as Exhibit 2.1.

                          (b)   Discretionary Rights.  Upon fifteen (15)
Business Days' prior written notice to the Borrower (which notice shall only be provided so long as (i) no Event of Default is then continuing and (ii) no Overadvance is then outstanding), the Advance Rates may be increased or decreased by Lender at any time and from time to time in the exercise of its reasonable discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower.

                          (c)   Special Advances. Subject to the terms and
conditions of this Agreement, Lender shall, solely during the Special Advance
Period, make Revolving Advances constituting Special Advances available to
Borrower in an amount not to exceed at any time outstanding the Special Advance
Amount.



                                      -20-





                          (d)   Advances Against Receivables from Coleman UK
and Other Affiliates. Notwithstanding any provision to the contrary contained herein, Advances against Receivables due and owing from Coleman UK and any other Affiliate of Borrower acceptable to Lender shall not exceed $500,000 in the aggregate at any one time.

           2.2.             Procedure for Borrowing Revolving Advances.

                          (a)  Borrower may notify Lender prior to 1:00 p.m. on
a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder, which notification shall specify whether such requested Revolving
Advance shall consist of a Domestic Rate Loan or a Eurodollar Rate Loan (which
Eurodollar Rate Loan shall be subject to the notice requirement contained in
Section 2.2(b) below). Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, and such request shall be irrevocable. Notwithstanding anything contained in this Agreement to the contrary, the aggregate amount of outstanding Eurodollar
Rate Loans shall not at any time exceed eighty percent (80%) of the aggregate amount of all outstanding Revolving Advances.

                          (b)  Notwithstanding the provisions of (a) above, in
the event Borrower desires to obtain a Eurodollar Rate Loan, it shall give
Lender at least three (3) Business Days' prior written notice which notice shall specify (i) the date of the proposed borrowing (which shall be a Business
Day) and (ii) the amount to be borrowed. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                          (c)  Provided that no Event of Default shall have
occurred and be continuing, Borrower may, on any Business Day convert any Eurodollar Rate Loan or Domestic Rate Loan into a loan of another type in the same aggregate principal amount. If Borrower desires to convert a loan, it shall give Lender not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1)
Business Day's prior written notice to convert a Eurodollar Rate Loan to a Domestic Rate Loan, the loans to be converted and if the conversion is from a Domestic Rate Loan to a Eurodollar Rate Loan, the commencement date of such loan.

           2.3.           Disbursement of Advance Proceeds.  All Revolving
Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to


                                      -21-





Borrower's Account on Lender's books. During the Term, Borrower may borrow, prepay and reborrow the Revolving Advances, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under
Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at the Bank, or such other bank as Borrower may designate following notification to Lender, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

           2.4.            Maximum Advances.  The aggregate balance of
Revolving Advances outstanding at any time shall not exceed the amounts permitted pursuant to Section 2.1 hereof.

           2.5.            Repayment of Advances.

                          (a)  The Advances shall be due and payable in full
on the last day of the Term subject to acceleration following the occurrence of an Event of Default or earlier prepayment as herein provided and all outstanding Letters of Credit shall be terminated, cancelled or cash collateralized as provided herein.

                          (b)  Borrower recognizes that the amounts evidenced
by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Lender on the date received.
In consideration of Lender's agreement to conditionally credit Borrower's
Account as of the Business Day on which Lender receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Lender on account of the Obligations one
(1) Business Day after the Business Day Lender receives such remittances via wire transfer or electronic depository check or by the lockbox bank crediting
Lender's account for such items of payment. Lender is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Lender and Lender may charge Borrower's Account for the amount of any item of payment which is returned unpaid to Lender or lockbox bank. Payments by wire transfer or electronic depository check are satisfactory to and preferred by Lender. Payments by Borrower shall be applied by Lender as follows: (i) first, to interest on Eurodollar Rate Loans; (ii) then, to interest on Domestic Rate Loans; (iii) then, to the outstanding principal amount of Eurodollar Rate Loans; (iv) then, to the outstanding principal amount of Domestic Rate Loans; (v) then, to the outstanding amount of fees due and owing by Borrower under this Agreement; and (vi) then, to the remainder of the Obligations in such order as Lender shall determine in its discretion.



                                      -22-





                          (c)   All payments of principal, interest and other
amounts payable hereunder, or under any Other Document to which Borrower is a party shall be made to Lender at the Payment Office not later than 1:00 P.M.
(New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender.
Lender shall have the right to effectuate payment on any and all Obligations involving monetary payments due and owing hereunder by charging Borrower's
Account or by making Revolving Advances as provided in Section 2.2 hereof.

                          (d)  Borrower shall pay principal, interest, and all
other amounts payable hereunder, or under any Other Documents to which it is a party, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

           2.6. Repayment of Excess Advances. Any aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder (an "Overadvance") shall be due and payable one (1) day following the occurrence of any such Overadvance, without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

           2.7. Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender's ability to assert such Advance was, in fact, made by Lender. Each month, Lender shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lender and Borrower unless Lender receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Lender with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

           2.8. Letters of Credit. Subject to the terms and conditions of Sections 2.8, 2.9, 2.10 and Article VIII, Lender shall cause the issuance of letters of credit ("Letters of Credit"); provided, however, that Lender will not be required to cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding amount of all Revolving Advances plus (ii) the undrawn amounts of all outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) plus
(iii) the outstanding amount of

                                      -23-





all Standby L/C Advances to exceed the lesser of (x) the Maximum Revolving
Advance Amount or (y) the sum of (I) the Formula Amount (which, solely for the purposes of this Section 2.8 with respect to requested documentary Letters of Credit, shall be calculated as if the requested documentary Letter of Credit has been issued) plus (II) the outstanding amount of all Standby L/C Advances, plus (III) the undrawn amounts of all outstanding standby Letters of Credit
(with the requested standby Letter of Credit being deemed to be outstanding for purposes of this calculation). The maximum amount of the undrawn amounts of all outstanding Letters of Credit shall not exceed $3,000,000 in the aggregate at any one time (of which (a) the undrawn amounts of all standby Letters of Credit shall not exceed $1,700,000 in the aggregate at any one time and (b) the undrawn amounts of all outstanding documentary Letters of Credit shall not exceed $1,300,000 in the aggregate at any one time). All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear, subject to the last sentence of this Section 2.8, interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest. Letters of Credit shall be subject to the terms and conditions set forth in the Letter of Credit and Security Agreement attached hereto as Exhibit 2.8. Notwithstanding any provision to the contrary contained herein, in the event that (a) Lender makes a disbursement or payment related to a standby Letter of Credit issued on behalf of Borrower and (b) any Revolving Advance which is a result of such disbursement or payment (a "Standby L/C Advance") is not repaid by Borrower within thirty (30) days following the date of such Standby L/C Advance (because
Meridian shall not have remitted payment to Borrower (by intercompany loan or otherwise) in respect of such disbursement or payment and Borrower shall not have remitted such payment from Meridian to Lender), then the principal amount of such Standby L/C Advance shall be payable by Borrower to Lender in equal consecutive monthly installments based upon a thirty-six (36) month amortization schedule commencing on the first day of the first month following the date of such Standby L/C Advance, with the unpaid balance of such Standby
L/C Advance being due and payable upon the last day of the Term, subject to acceleration following the occurrence of an Event of Default. Interest on a Standby L/C Advance shall bear interest at the applicable Revolving Interest
Rate as selected by Borrower.

           2.9.            Issuance of Letters of Credit.

                          (a)     Borrower may request Lender to cause the
issuance of a Letter of Credit by delivering to Lender at the Payment Office, Lender's standard form of Letter of Credit and Security Agreement together with Bank's standard form of Letter of Credit Application (collectively, the "Letter of Credit Application") and any draft, if applicable, completed to the satisfaction of Lender; and, such other certificates, documents and other papers and information as Lender may reasonably request.



                                      -24-





                          (b)    Each Letter of Credit shall, among other
things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (ii) have an expiry date not later than six months after such Letter of Credit's date of issuance and in no event later than the last day of the Term and (iii) be issued by the Bank. Each Letter of Credit
Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of
Commerce Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

           2.10.           Requirements For Issuance of Letters of Credit.

                          (a)  In connection with the issuance of any Letter
of Credit Borrower shall indemnify, save and hold Lender harmless from any loss, reasonable cost, reasonable expense or liability, including, without limitation, payments made by Lender, and reasonable expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's
Account, although this interpretation may be different from Borrower's own;
and, neither Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Lender's or such correspondents' willful misconduct or gross (not mere) negligence.

                          (b)  Borrower shall authorize and direct any bank
which issues a Letter of Credit to name Borrower as the "Account Party" therein and to deliver to Lender all instruments, documents, and other writings and property received by the bank pursuant to the Letter of Credit and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                          (c)  In connection with all documentary Letters of
Credit issued or caused to be issued by Lender under this Agreement, Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign
Borrower's name on bills of lading; (iii) to clear Inventory through the United
States of America Customs Department ("Customs") in the name of Borrower or Lender or Lender's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for


                                      -25-





such purpose; and (iv) to complete in Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither
Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's willful misconduct or gross (not mere) negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

           2.11. Additional Payments. Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document to which it is a party including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

           2.12. Mandatory Prepayments. When Borrower sells or otherwise disposes of any Collateral (other than Inventory in the ordinary course of business) and (a) receives net proceeds in excess of (i) $20,000 in any one transaction (or a series of related transactions) or (ii) $50,000 in the aggregate during any fiscal year or (b) an Event of Default has occurred and is then continuing or (c) there is an Overadvance existing, Borrower shall repay the Standby L/C Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied first, to the outstanding principal installments on the Standby L/C Advances in the inverse order of the maturities thereof and, second, to the remaining Advances in such order as Lender may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

           2.13. Use of Proceeds. Borrower shall apply the proceeds of Advances to (i) repay existing indebtedness and other intercompany obligations owed to Meridian, (ii) refinance certain letters of credit, (iii) pay fees and expenses relating to this transaction, and (iv) provide for its working capital needs and for other general corporate purposes.


III.         INTEREST AND FEES.

           3.1. Interest. Interest on Revolving Advances shall be payable in arrears on the last day of each calendar month. Interest charges shall be computed daily on the actual principal amount of Revolving Advances outstanding during the month at a rate


                                      -26-





per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate or Average Monthly LIBOR
Rate is increased or decreased, the applicable Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate or Average Monthly LIBOR
Rate during the time such change or changes remain in effect.

             So long as no Default or Event of Default shall be in existence, the applicable Revolving Interest Rate shall be reduced by one-quarter of one percent (.25%) thirty (30) days after delivery of the annual financial statements pursuant to Section 9.7 hereof during the Initial Term, if (a) such financial statements show that, as determined by Lender in its reasonable discretion, at the end of the immediately preceding fiscal year-end, Borrower had (i) Excess Cash Flow of at least (x) $287,000 with respect to the fiscal year ending December 31, 1997, (y) $575,000 with respect to the fiscal year ending December 31, 1998 and (z) $862,500 with respect to the fiscal year ending December 31, 1999, (ii) a Fixed Charge Coverage Ratio of at least (x)
1.0 to 1.0 with respect to the fiscal year ending December 31, 1997, (y) 1.6 to
1.0 with respect to the fiscal year ending December 31, 1998 and (z) 1.9 to 1.0 with respect to the fiscal year ending December 31, 1999 and (iii) a Leverage
Ratio not exceeding (x) 0.5 to 1.0 with respect to the fiscal year ending
December 31, 1997, (y) 0.4 to 1.0 with respect to the fiscal year ending
December 31, 1998 and (z) 0.3 to 1.0 with respect to the fiscal year ending
December 31, 1999 and (b) Undrawn Availability (computed as an arithmetic average of the amount of Undrawn Availability as at the end of the months of October, November and December for the fiscal year such computation is made), as determined by Lender in its reasonable discretion, is at least (i)
$1,500,000 with respect to the fiscal year ending December 31, 1997, (ii)
$1,750,000 with respect to the fiscal year ending December 31, 1998 and (iii)
$2,000,000 with respect to the fiscal year ending December 31, 1999 (the tests pursuant to clauses (a) and (b) hereinafter referred to as the "Interest Rate
Tests") and (c) a certificate of Borrower's Vice President - Finance setting forth Borrower's calculations of its compliance with the Interest Rate Tests is delivered to Lender along with such annual financial statements (which certificate shall not be binding on Lender when Lender determines the Interest
Rate Tests); provided, however, that if the Revolving Interest Rates are reduced after the first year of the Initial Term but Borrower does not meet the Interest Rate Tests for the fiscal year ending December 31, 1998, then Lender, in its sole discretion, may increase the Revolving Interest Rates for the third twelve month period of the Term by one-quarter of one percent (.25%) and no further rate reductions shall be permitted thereafter. If the Revolving
Interest Rates are reduced after the second year of the Initial Term but Borrower does not meet the Interest Rate Tests for the fiscal year ending
December 31, 1999, then Lender, in its sole discretion, may increase the Revolving Interest Rates for the fourth twelve month period of the Term
(assuming the Agreement is not terminated at the


                                      -27-





end of the Initial Term) by one-quarter of one percent (.25%). Unless expressly agreed to by Lender, no interest rate reductions shall be made after the end of the Initial Term.

             Notwithstanding the foregoing, in the event that (A) the amount of outstanding Advances exceeds the lesser of (x) the Maximum Revolving Advance
Amount or (y) the Formula Amount or (B) any Special Advances are outstanding, then all of the outstanding Revolving Advances shall bear interest at the Alternate Base Rate plus one and one-half percent (1.50%) and any outstanding
Eurodollar Rate Loans shall automatically be converted to Domestic Rate Loans.

             From and after the occurrence and declaration of an Event of Default, and during the continuation thereof, all monetary Obligations shall bear interest at the applicable Revolving Interest Rate plus two percent (2%) per annum and the commissions payable with respect to Letters of Credit shall increase two percent (2%) per annum (the "Default Rate") and any outstanding
Eurodollar Rate Loans shall automatically be converted to Domestic Rate Loans.

           3.2.            Letter of Credit Fees.

                           Borrower shall pay Lender (i) (A) for issuing or
causing the issuance of a standby Letter of Credit, a fee computed at a rate per annum of one and one-half percent (1.50%) on the daily average undrawn face amount thereof for the period from and including the date of issuance of such Letter of Credit to but excluding the date such Letter of Credit is drawn in full or is terminated or cancelled and (B) for issuing or causing the issuance of a Letter of Credit that is not a standby Letter of Credit, a fee computed at a rate per annum of one and one-half percent (1.50%) on the daily average undrawn face amount thereof for the period from and including the date of issuance of such Letter of Credit to but excluding the date such Letter of Credit is drawn in full or is terminated or cancelled (the fees set forth in (A) and (B) referred to as "Letter of Credit Fees"), and (ii) Bank's other customary charges payable in connection with Letters of Credit, as in effect from time to time. Such fees and charges shall be payable (i) in the case of any Letter of Credit, on the date of its opening and (A) commencing with the next calendar month thereafter, monthly in arrears and (B) on the date of each increase in the outstanding amount thereof. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

           3.3.           (a)    Closing Fee.  Upon the execution of this
Agreement, Borrower shall pay to Lender a closing fee of $70,000


                                      -28-





less that portion of (i) the commitment fee of $40,000 heretofore paid by Borrower to Lender and (ii) the deposit of $25,000 heretofore paid by Borrower to Lender, remaining after application of such deposit to Lender's out of pocket expenses.

                          (b)   Facility Fee. If, for any month during the
Term, the average daily unpaid balance of the Advances (including the average daily undrawn face amount of outstanding Letters of Credit) for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrower shall pay to Lender a fee at a rate equal to three-eighths of one percent
(.375%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Lender in arrears on the last day of each month.

           3.4.           (a)   Administration Fee. Upon the execution of this
Agreement and on each anniversary of the Closing Date, Borrower shall pay
Lender an administration fee equal to $25,000 (not to exceed $75,000 in the aggregate for the Initial Term). The administration fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                          (b)   Collateral Monitoring Fee. Borrower shall pay
to Lender on the first day of each month following any month in which Lender performs any reasonable collateral monitoring (namely any field examination, collateral analysis or other business analysis, the need for which is to be reasonably determined by Lender and which monitoring is undertaken by Lender or for Lender's benefit) a collateral monitoring fee in an amount equal to $750.00 per day for each person employed to perform such monitoring, plus all reasonable costs and disbursements incurred by Lender in the performance of such examination or analysis.

           3.5. Minimum Fees. In the event the total amount of interest and fees (the "Annual Fees") paid by Borrower to Lender in any contract year during the Term is less than $300,000 multiplied by the ratio of the Maximum Revolving Advance Amount divided by $14,000,000 (the "Minimum
Annual Fees"), Borrower shall pay to Lender a fee in an amount equal to the difference between the Minimum Annual Fees and the Annual Fees; provided, that, the Borrower shall not be obligated to pay any amounts under this Section 3.5 in any fiscal year if the Borrower shall have paid or shall be obligated to pay any early termination fees pursuant to and under Section 13.1 hereof during such fiscal year.

           3.6. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding


                                      -29-





Business Day and interest thereon shall be payable at the applicable Revolving
Interest Rate during such extension.

           3.7. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender received interest and other charges hereunder in excess of the highest rate permissible hereto, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

           3.8. Increased Costs. In the event that after the date hereof any change in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 3.8, the term "Lender" shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender
(as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                          (a)    subject Lender to any tax of any kind
whatsoever with respect to this Agreement or any Eurodollar Rate Loan or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in respect of tax on the overall net income or franchise tax of Lender by the jurisdiction in which it maintains its principal office or in which the Payment
Office is located or by any political subdivision or taxing authority therein);

                          (b)    impose, modify or hold applicable any reserve,
special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                          (c)    impose on Lender or the London interbank
Eurodollar market any other condition with respect to this Agreement, any Other
Documents or any other Eurodollar Rate Loan;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be


                                      -30-





material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

           3.9.            Capital Adequacy.

                          (a)  In the event that Lender shall have determined
that any applicable law, rule, regulation or guideline regarding capital adequacy issued after the date hereof, or any change after the date hereof in any applicable law, rule, regulation or guide, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.9, the term
"Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate
Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.9 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                          (b)  A certificate of Lender setting forth such
amount or amounts as shall be necessary to compensate Lender with respect to
Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.


IV.          COLLATERAL: GENERAL TERMS

           4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender's security interest and shall cause its financial statements to reflect such security interest.



                                      -31-





           4.2. Perfection of Security Interest. Borrower shall take all action that may be necessary or desirable, or that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender's security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender's security interest under the Uniform Commercial Code or other applicable law. Lender is hereby authorized to file financing statements signed by Lender instead of Borrower in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving
Advance and added to the Obligations, or, at Lender's option, shall be paid to Lender immediately upon demand.

           4.3. Disposition of Collateral. Borrower will safeguard and protect all Collateral for Lender's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $100,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement
Equipment which is subject to Lender's first priority security interest or (ii) the proceeds of which are remitted to Lender as a prepayment in accordance with
Section 2.12.

           4.4. Preservation of Collateral. Following the occurrence and during the continuance of an Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect
Lender's interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any of Borrower's owned or leased


                                      -32-





lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Borrower shall cooperate fully with all of Lender's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

           4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the Collateral to Lender; and, except for Permitted
Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each Other Document executed by Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such Other Documents shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

           4.6.            Defense of Lender's Interests.  Until all of the
Obligations shall have been Fully Satisfied, Lender's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Lender's prior written consent, pledge, sell (except
Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend
Lender's interests in the Collateral against any and all Persons whatsoever. At any time upon the occurrence of an Event of Default which shall be continuing following demand by Lender for payment of all monetary Obligations, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Lender at a place reasonably convenient to Lender. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial
Code or other applicable law. Upon the occurrence of an


                                      -33-





Event of Default which shall be continuing, Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Lender's trustee, and Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

           4.7. Books and Records. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful
Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

           4.8. Financial Disclosure. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.
Notwithstanding the foregoing, Lender shall first request such information or materials directly from Borrower and, so long as Borrower promptly provides the requested information, or materials to Lender, Lender shall discuss the same with Borrower so that Borrower shall have an opportunity to address Lender's concerns, if any, prior to obtaining such information or materials from such accountants or such authorities.

           4.9. Compliance with Laws. Borrower shall comply with all acts, rules, regulations and orders of any Government Body applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material
Adverse Effect. The Collateral at all times shall be maintained in accordance with


                                      -34-





the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

           4.10. Inspection of Premises. Upon twenty four (24) hours prior written or oral notice (such notice shall only be provided so long as no (i) Event of Default is continuing and (ii) Overadvance is outstanding), at all reasonable times Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Lender and its agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

           4.11. Insurance. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Lender, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance coverage in an amount not less than $25,000,000 against claims for personal injury, death or property damage suffered by others (such coverage currently is afforded to Borrower under the liability policies of Mafco Holdings, Inc.); (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business;
(e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to


                                      -35-





Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and Borrower to make payment for such loss to Lender and not to Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance may be applied to the monetary Obligations, in such order as Lender in its sole discretion shall determine. Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand.

           4.12. Failure to Pay Insurance. If Borrower fails to obtain insurance as hereinabove provided, and keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrower's Account, and charge Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

           4.13. Payment of Taxes. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, other than (i) any taxes, assessments or other Charges the validity of which Borrower contests in good faith by appropriate proceedings with respect to which Borrower has set aside on its books adequate reserves and would not, if unpaid, result in the imposition of any Lien on the Collateral which is not a Permitted Encumbrance and (ii) taxes other than income or franchise taxes that in the aggregate are not material and that would not, if unpaid, result in the imposition of any Lien on any property or assets of Borrower. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender's opinion, may possibly create a valid Lien on the Collateral (other than a Lien which is a Permitted Encumbrance), Lender may without notice to Borrower pay the Charges and Borrower hereby indemnifies and holds Lender harmless in respect thereof.
The amount of any payment by Lender under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Lender with an indemnity therefor (or supply
Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's credit and Lender shall retain its security interest in any and all Collateral held by Lender.



                                      -36-





           4.14. Payment of Leasehold Obligations. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant (unless such obligation is being disputed, such dispute is promptly disclosed in writing to Lender and Lender reasonably determines that such dispute is in good faith), and shall otherwise comply, in all material respects with all other terms of such leases and keep them in full force and effect to the extent needed for the business of Borrower and, at Lender's request, will provide evidence of having done so.

           4.15.           Receivables.

                          (a)  Nature of Receivables. Each of the Receivables
shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Lender.

                          (b)  Solvency of Customers. Each Customer, to the
best of Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables in accordance with GAAP.

                          (c)  Locations of Borrower.  Borrower's chief
executive office is located at 14615 NE 91st Street, Redmond, Washington 98073.
Until written notice is given to Lender by Borrower of any other office at which it keeps its current records pertaining to Receivables, all such current records shall be kept at such executive office.

                          (d)  Collection of Receivables. Unless and until an
Event of Default shall have occurred and be continuing and Borrower's authority to do so is terminated by Lender (which notice Lender may give at any time following the occurrence of an Event of Default, Borrower will, at Borrower's sole cost and expense, but on Lender's behalf and for Lender's account, collect as Lender's property and in trust for Lender all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay monetary Obligations. Borrower shall, upon request, deliver to Lender, the Blocked Account or the Depositary Account in original form and on the date of receipt thereof, all checks, drafts, notes, money


                                      -37-





orders, acceptances, cash and other evidences of Indebtedness relating to such Receivables or to other Collateral.

                          (e)  Notification of Assignment of Receivables.
Following the occurrence of an Event of Default which shall be continuing, Lender shall have the right to send notice of the assignment of, and Lender's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender's actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, reasonable secretarial and clerical expenses and the reasonable salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

                          (f)  Power of Lender to Act on Borrower's Behalf.
Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.
Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral for purposes of applying same in reduction of outstanding Obligations; (ii) to sign
Borrower's name on any invoice or bill of lading relating to any of the Receivables and any assignments of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign
Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement; provided, that, the powers conferred to Lender or Lender's designee by clauses (ii) and (v) through
(xi) shall only be exercised by Lender or Lender's designee, as the case may be, upon the occurrence and during the continuance of an Event of Default. All acts of said attorney or designee as provided in this Section 4.15(f) are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission


                                      -38-





nor for any error of judgment or mistake of fact or of law, unless done by willful misconduct or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to Borrower.

                          (g)  No Liability. Lender shall not, under any
circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom except for such liability or damage resulting from Lender's gross (not mere) negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default, Lender may, without notice or consent from Borrower, (i) sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof
Lender is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

                          (h)  Establishment of a Lockbox Account, Dominion
Account. All proceeds of Collateral shall be deposited by Borrower into a lockbox account, dominion account or such other "blocked account" ("Blocked
Accounts") as Lender may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Lender, either to any account maintained by Lender at said bank or by wire transfer to appropriate account(s) of Lender.
All funds deposited in such Blocked Account shall immediately become subject to the rights of Lender and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Lender assumes no responsibility for any Blocked Account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Lender may establish depository accounts ("Depository Accounts") in the name of Lender at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Lender in lieu of depositing same to the Blocked Accounts.

                          (i)  Adjustments.  Borrower will not, without
Lender's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise


                                      -39-





or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

           4.16. Inventory. All Inventory that is produced by Borrower has been, and will be, produced in accordance with the Federal Fair
Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

           4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall use or operate the Equipment in material compliance with any law, statute, ordinance, code, rule or regulation. Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

           4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Lender as Borrower's agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender does not, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

           4.19.           Environmental Matters.

                          (a)  Borrower shall ensure that the Real Property
remains in compliance in all material respects with all Environmental Laws and it will not place or permit to be placed any Hazardous Substances on any Real
Property except as not prohibited by applicable law or appropriate governmental authorities.

                          (b)  Intentionally Omitted.

                          (c)  Borrower shall (i) employ in connection with
its use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable
Environmental Laws. Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.



                                      -40-





                          (d)  In the event Borrower obtains, gives or
receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States
Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

                          (e)  Borrower shall promptly forward to Lender
copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrower shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender's security interest in the Real Property and the Collateral.

                          (f)  Borrower shall respond promptly to any
Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any Environmental Laws, Lender may, following ten (10) days' notice to Borrower, other than in the event of emergency, but without the obligation to do so, for the sole purpose of protecting Lender's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real
Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous


                                      -41-





Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid by Borrower, and until paid, such sums shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                          (g)  Promptly upon the written request of Lender
from time to time, Borrower shall provide Lender, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of a Hazardous
Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real
Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed $100,000, Lender shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

                          (h)  Borrower shall defend and indemnify Lender and
hold Lender and its employees, agents, Affiliates, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Lender under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous
Discharge, the presence of any Hazardous Substances affecting the Real
Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                          (i)  For purposes of Section 4.19 and 5.7, all
references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises including, without limitation, the Leasehold Interests.


                                      -42-






           4.20. Financing Statements. Except as respects financing statements filed by Lender and the financing statements described on Schedule
1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.           REPRESENTATIONS AND WARRANTIES.

             Borrower represents and warrants as follows:

           5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is party and to perform all Obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents to which it is a party (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except
Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower is a party or by which it or its property may be bound.

           5.2.            Formation and Qualification.

                          (a)  Borrower is duly incorporated and in good
standing under the laws of the State of Washington and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property except where the failure to so qualify could reasonably be expected to have a Material Adverse
Effect. Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

                          (b)  The only Subsidiaries of Borrower are listed on
Schedule 5.2(b).

           5.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents to which it is a party shall be true at the time of Borrower's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.



                                      -43-





           5.4. Tax Returns. Borrower's federal tax identification number is 91-0925927. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, other than (i) any taxes, assessments or other Charges the validity of which Borrower contests in good faith by appropriate proceedings with respect to which Borrower has set aside on its books adequate reserves and would not, if unpaid, result in the imposition of any Lien on the Collateral which is not a Permitted Encumbrance and (ii) taxes other than income or franchise taxes that in the aggregate are not material and that would not, if unpaid, result in the imposition of any Lien on any property or assets of Borrower. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal periods and fiscal years prior to and including the four months ended April 30, 1989. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

           5.5.            Financial Statements.

                          (a)  The pro forma balance sheet of Borrower (the
"Pro Forma Balance Sheet") furnished to Lender on the Closing Date reflects making of and issuance of the initial Advances and the consummation of the transactions described in Section 8.1(m) hereof (the "Transactions") and is accurate, complete and correct in all material respects and fairly reflects the financial condition of Borrower as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet of Borrower has been certified as accurate, complete and correct in all material respects by the President and Vice President - Finance of Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                          (b)  The twelve-month cash flow projections of
Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Vice President - Finance of Borrower, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrower's judgment based on present circumstances as at the Closing
Date of the most likely set of conditions and course of action for the projected period. The Projections, together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".



                                      -44-





                          (c)  The balance sheet of Borrower as of December
31, 1996, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied
(except for changes in application in which such accountants concur and the absence of certain footnote disclosures which may be required under GAAP as may be required from time to time) and present fairly the financial position of Borrower at such date and the results of their operations for such period.
Since December 31, 1996 there has been no change in the condition, financial or otherwise, of Borrower as shown on the balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

           5.6. Corporate Name. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on Schedule 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

           5.7.            O.S.H.A. and Environmental Compliance.

                          (a)  Except as set forth on Schedule 5.7 hereto,
Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Laws; to the best of Borrower's knowledge after diligent inquiry, there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations.

                          (b)  To the best of Borrower's knowledge after
diligent inquiry, Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable
Environmental Laws.

                          (c)  Except as set forth on Schedule 5.7 hereto, (i)
There are no visible signs of releases, spills, discharges, leaks or disposal
(collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real
Property or any premises leased by Borrower; (iii) neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any other


                                      -45-





premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

           5.8.            Solvency; No Litigation, Violation, Indebtedness or
Default.

                          (a)  After giving effect to the Transactions,
Borrower will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

                          (b)  Except as described in the financial statements
delivered to Lender prior to the date hereof and as disclosed in Schedule
5.8(b), Borrower has (i) no pending or threatened litigation, arbitration actions or proceedings which could reasonably be expected to have a Material
Adverse Effect, and (ii) no indebtedness other than the Obligations and other indebtedness permitted under Section 7.8.

                          (c)  Borrower is not in violation of any applicable
statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

                          (d)  Neither Borrower nor any member of the
Controlled Group maintains or contributes to any Plan which is subject to Title
IV of ERISA other than those listed on Schedule 5.8(d) hereto or any other employee benefit plan which is subject to Title IV of ERISA which is reasonably likely to result in a material increase in the liabilities of Borrower. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section
412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under
Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by


                                      -46-





the plan administrator thereof or by the PBGC which has resulted or is reasonably likely to result in a material liability to Borrower, and there is no occurrence which would cause the PBGC to institute proceedings under Title
IV of ERISA to terminate any Plan, (v) as of the most recent annual valuation date the present value of the accrued benefits and other liabilities of each Plan does not exceed the current value of the assets of such Plan by an amount which is reasonably likely to result in a Material Adverse Effect and Borrower knows of no facts or circumstances which would materially change the amount of such underfunding, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan which has resulted or is reasonably likely to result in any material unpaid liability to Borrower, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability which has resulted or is reasonably likely to result in any material unpaid liability to Borrower, (viii) neither Borrower nor any member of the Controlled Group nor, to Borrower's knowledge, any fiduciary of, nor any trustee to, any Plan, has engaged in a non-exempt
"prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code which has resulted in a material liability to Borrower nor taken any action which constitutes or results or is reasonably likely to result in a Termination Event with respect to any Plan which is subject to ERISA, (ix)
Borrower and each member of the Controlled Group has made all required contributions due and payable with respect to each Plan, (x) neither Borrower nor, to Borrower's knowledge, any other member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xi) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension
Plan Amendments Act of 1980 which has resulted in any material unpaid liability to Borrower.

           5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, design rights, copyrights, copyright applications, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license,


                                      -47-





service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consists of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.
With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

           5.10.           Licenses and Permits.  Except as set forth in
Schedule 5.10, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

           5.11. Default of Indebtedness. Borrower is not in default in the payment of the principal of or interest on any Indebtedness for Borrowed
Money or under any instrument or agreement under or subject to which any Indebtedness for Borrowed Money has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

           5.12 No Default. Borrower is not in default in the payment or performance of any of its material contractual obligations and no Default has occurred.

           5.13 No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

           5.14 No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

           5.15 Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of


                                      -48-





each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

           5.16.           Investment Company Act.  Borrower is not an
"investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

           5.17. Disclosure. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Lender in writing with respect to the Transactions which could reasonably be expected to have a Material Adverse Effect.

           5.18. Swaps. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

           5.19. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other
Documents.

           5.20.           Application of Certain Laws and Regulations.
Borrower is not subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

           5.21. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the manufacturing and distribution of water recreational products including water skis, kneeboards, wakeboards, inflatables and related products and activities necessary to conduct such business or other products of a similar nature. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.


                                      -49-







VI.          AFFIRMATIVE COVENANTS.

             Borrower shall, until the Obligations shall have been Fully
Satisfied:

           6.1. Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h).
Lender may, without making demand, charge the account of Borrower for all such fees and expenses.

           6.2.            Conduct of Business and Maintenance of Existence and
Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

           6.3. Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Government
Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect.

           6.4. Government Receivables. Take all steps necessary to protect Lender's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

           6.5. Net Worth. Maintain as at the end of each fiscal quarter of Borrower ending on the dates set forth below a Net Worth


                                      -50-





in an amount greater than or equal to the amounts set forth opposite such dates:

             Quarterly Dates                                 Amounts
             ---------------                                 -------

             March 31, 1997                                  $7,415,000
             June 30, 1997                                   $7,980,000
             September 30, 1997                              $6,800,000
             December 31, 1997                               $7,241,000
             March 31, 1998                                  $7,275,000
             June 30, 1998                                   $8,130,000
             September 30, 1998                              $6,725,000
             December 31, 1998                               $7,321,000
             March 31, 1999                                  $7,390,000
             June 30, 1999                                   $8,380,000
             September 30, 1999                              $6,885,000
             December 31, 1999                               $7,592,000

           6.6. Fixed Charge Coverage Ratio. Maintain as of the end of the fiscal quarter of Borrower ending on (i) March 31, 1997 a Fixed Charge
Coverage Ratio equal to or greater than 0.5 to 1.0, (ii) June 30, 1997 a Fixed
Charge Coverage Ratio, calculated on a cumulative two quarter basis, equal to or greater than 1.2 to 1.0, (iii) September 30, 1997 a Fixed Charge Coverage
Ratio, calculated on a cumulative three quarter basis, equal to or greater than
0.4 to 1.0 and (iv) each fiscal quarter of Borrower on the dates set forth below a Fixed Charge Coverage Ratio, calculated on a rolling four quarter basis, equal to or greater than the ratio set forth opposite such dates:

             Quarterly Dates                                Ratio
             ---------------                                -----

             December 31, 1997                              0.6 to 1.0
             March 31, 1998                                 0.9 to 1.0
             June 30, 1998                                  1.1 to 1.0
             September 30, 1998                             0.9 to 1.0
             December 31, 1998                              1.0 to 1.0
             March 31, 1999                                 1.0 to 1.0
             June 30, 1999                                  1.1 to 1.0
             September 30, 1999                             1.1 to 1.0
             December 31, 1999                              1.2 to 1.0

           6.7. Leverage Ratio. Maintain as at the end of each fiscal quarter of Borrower ending on the dates set forth below a Leverage Ratio of not greater than the ratio set forth opposite such dates:

             Quarterly Dates                                Ratio
             ---------------                                -----

             March 31, 1997                                 1.3 to 1.0
             June 30, 1997                                  0.7 to 1.0
             September 30, 1997                             0.3 to 1.0
             December 31, 1997                              0.6 to 1.0


                                      -51-





             March 31, 1998                                 1.3 to 1.0
             June 30, 1998                                  0.7 to 1.0
             September 30, 1998                             0.1 to 1.0
             December 31, 1998                              0.6 to 1.0
             March 31, 1999                                 1.2 to 1.0
             June 30, 1999                                  0.6 to 1.0
             September 30, 1999                             0.1 to 1.0
             December 31, 1999                              0.4 to 1.0

           6.8. Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may reasonably request, in order that the full intent of this Agreement may be carried into effect.

           6.9. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

           6.10. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12,
9.13 and 9.14 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments, and in all cases, subject to the disclosure limitations set forth in Section 5.5(c)) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

           6.11.           Capital Contribution Adjustment.  On or before March
31, 1997, determine if Borrower's Net Worth on the Closing Date was not at least $7,400,000, and based upon such determination, shall on or before March
31, 1997, either receive an additional capital contribution from Meridian or remit back to Meridian a portion of the capital contribution made by Meridian pursuant to Section 8.1(m) hereof, as the case may be, so that the Net Worth of Borrower as of the Closing Date equals at least $7,400,000 (the "Net Worth
Adjustment") provided, that any remittance to Meridian shall not exceed
$250,000.

           6.12 Kent Property Lease. (a) Prepay at least three (3) months prior to the due date, by check, all Base Rent; (b) pay on demand any other Rent; and (c) deliver to Lender a photocopy of all cancelled checks executed and delivered to pay any Rent within


                                      -52-





forty five (45) days of the delivery of any such check to the Kent Landlord.

           6.13 Meridian Indebtedness Payment. Pay Meridian a sum not to exceed $2,030,000 such that the Indebtedness For Borrowed Money due and owing by Borrower to Meridian is reduced to $0 immediately following the receipt by Lender of the Kent Landlord Waiver.

VII.         NEGATIVE COVENANTS.

             Borrower shall not, until the Obligations shall have been Fully
Satisfied:

           7.1.            Merger, Consolidation, Acquisition and Sale of
Assets.

                          (a)  Enter into any merger, consolidation or other
reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it without Lender's prior written consent.

                          (b)  Sell, lease, transfer or otherwise dispose of
any of its properties or assets, except in the ordinary course of its business without Lender's prior written consent.

           7.2. Creation of Liens. Create or suffer to exist any Lien upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

           7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except the endorsement of checks in the ordinary course of business.

           7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.



                                      -53-





           7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except (a) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business and (b) so long as (i) no Event of Default or Default shall have occurred and be continuing and (ii) no Overadvance is outstanding, to Meridian for any fiscal year, to the extent that loans (which loans shall be made on or after thirty (30) Business Days following delivery of the financial statements to Lender referred to in and required by Section 9.7 for the fiscal year immediately preceding the fiscal year in which such loans are made) made pursuant to this clause (b) do not exceed the Permitted Cash Flow Amount payable in such fiscal year.

           7.6.            Capital Expenditures.   Make any Capital Expenditure
(or any commitments for Capital Expenditures in any subsequent fiscal year which would cause Borrower to exceed the amount permitted by this Section 7.6 in such subsequent fiscal year) in any fiscal year in an amount in excess of the amounts set forth below opposite such fiscal year (each ending on December
31):

             Fiscal Year                                  Amount
             -----------                                  ------

             1997                                         $809,000
             1998                                         $500,000
             1999                                         $500,000;

provided, that, any Capital Expenditures permitted to be made by Borrower in any fiscal year set forth above and not made in such fiscal year, may be made in the succeeding fiscal year to the extent such carryover amount of Capital
Expenditures does not exceed $100,000 in the aggregate in any fiscal year.

           7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower
(other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

           7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for Borrowed Money of Borrower except in respect of (i)
Indebtedness for Borrowed Money to Lender; (ii) Indebtedness for Borrowed Money incurred for Capital Expenditures permitted under Section 7.6 hereof; (iii)
Indebtedness for Borrowed Money outstanding on the date hereof which is listed on Schedule 7.8 hereto; (iv) Subordinated Debt; (v) Indebtedness for Borrowed
Money to Meridian outstanding on the Closing Date (after giving effect to the capital contribution in Section 8.1(m) hereof) in an amount not to exceed
$2,030,000 (which amount shall be permanently reduced to $0 in accordance with Section 6.13 hereof) provided,


                                      -54-





that Borrower shall not make any payments or distributions of any kind to Meridian with respect to such Indebtedness For Borrowed Money except as specifically provided in Section 6.13 hereof; and (vi) Indebtedness for Borrowed Money to Meridian which arises in connection with payments made by Meridian on behalf of Borrower in the ordinary course of business for certain typical and necessary operating expenditures of Borrower (including, without limitation, for insurance premiums, pension expenses and other ordinary course of business expenses); provided, that Borrower may only reimburse Meridian for such payments made by Meridian so long as after giving effect to such reimbursement no Default or Event of Default shall have occurred and be continuing.

           7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

           7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

           7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section
7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $100,000 in any one fiscal year.

           7.12.           Subsidiaries.

                          (a)   Form any Subsidiary without Lender's prior
written consent.

                          (b)   Enter into any partnership, joint venture or
similar arrangement.

           7.13. Fiscal Year and Accounting Changes. Change its fiscal year end from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

           7.14. Pledge of Credit. Now or hereafter pledge Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.



                                      -55-





           7.15.           Amendment of Articles of Incorporation, By-Laws.
Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

           7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan subject to Title IV of ERISA, other than those Plans disclosed on Schedule 5.8(d) or any employee benefit plan subject to Title IV of ERISA which is reasonably likely to result in a material increase in liabilities to Borrower; (ii) engage, or permit any member of the Controlled
Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code which is reasonably likely to result in a material increase in liability to Borrower;
(iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code; (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event is reasonably likely to result in any material liability of Borrower or the imposition of a lien on the property of Borrower pursuant to Section 4068 of ERISA; (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d) which is reasonably likely to have a Material Adverse Effect; (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; which is reasonably likely to result in a material increase in liabilities to Borrower; (vii) fail to substantially comply, or permit a member of the Controlled Group to fail to substantially comply, with the applicable requirements of ERISA or the Code or other applicable laws in respect of any Plan; (viii) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code.

           7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness For Borrowed Money (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness
For Borrowed Money of Borrower other than the payment to Meridian required under Section 6.13 hereof.


VIII.        CONDITIONS PRECEDENT.

           8.1.            Conditions to Initial Advances.  The agreement of
Lender to make or issue the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making or issuance of such Advances, of the following conditions precedent:

                          (a)   Note. Lender shall have received the Note duly
executed and delivered by an authorized officer of Borrower;


                                      -56-






                          (b)  Filings, Registrations and Recordings. Each
document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under applicable law or reasonably requested by Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                          (c)  Corporate Proceedings of Borrower. Lender
shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Mortgage and any related agreements (collectively the "Documents") and (ii) the granting by Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                          (d)  Incumbency Certificates of Borrower. Lender
shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                          (e)  Certificates. Lender shall have received a
copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower;

                          (f)  Good Standing Certificates. Lender shall have
received good standing certificates for Borrower dated not more than thirty
(30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

                          (g)  Legal Opinions. Lender shall have received the
executed legal opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison and (ii)
Hawkins Jeppesen Hoff P.S., each in form and


                                      -57-





substance reasonably satisfactory to Lender which opinions shall cover such matters incident to the transactions contemplated by this Agreement, the Note, the Mortgage and the Other Documents as Lender may reasonably require and Borrower hereby authorizes and directs each such counsel to deliver such opinions to Lender;

                          (h)  No Litigation. (i) No litigation, investigation
or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could be likely, in the reasonable opinion of Lender, to have a Material Adverse Effect on Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                          (i)  Financial Condition Certificate. Lender shall
have received an executed Financial Condition Certificate substantially in the form of Exhibit 8.1(i) hereof;

                          (j)  Collateral Examination. Lender shall have
completed Collateral examinations and received appraisals, the results of which shall be reasonably satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest and Equipment of Borrower and all books and records in connection therewith;

                          (k)  Fees. Lender shall have received all fees
payable to Lender on or prior to the Closing Date pursuant to Article III hereof;

                          (l)  Pro Forma Financial Statements. Lender shall
have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lender;

                          (m)  Capital Contribution.  Lender shall have
received an executed copy of an officers' certificate of a vice president of Meridian certifying that Meridian has made and Borrower has received from Meridian prior to or concurrently with the making of the initial Advance, a capital contribution representing the conversion of intercompany debt to equity such that the Net Worth of Borrower as of the Closing Date will be at least
$7,400,000 as adjusted pursuant to Section 6.11 hereof.

                          (n)  Guaranty and Other Documents. Lender shall
have received executed copies of the Guaranty and all Other Documents, each in form and substance satisfactory to Lender;

                          (o)  Insurance. Lender shall have received in form
and substance reasonably satisfactory to Lender, Borrower's or


                                      -58-





Meridian's casualty insurance certificates together with loss payable endorsements on Lender's standard form of loss payee endorsement naming Lender as loss payee, and Borrower's, Meridian's or Mafco Holdings, Inc.'s liability insurance certificates, together with endorsements naming Lender as a co-insured;

                          (p)  Title Insurance. Lender shall have received
fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Lender's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard
ALTA form, issued by a title insurance company satisfactory to Lender, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property with no exceptions which Lender shall not have approved in writing and no survey exceptions;

                          (q)  Environmental Reports. Lender shall have
received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned by Borrower;

                          (r)  Payment Instructions.  Lender shall have
received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                          (s)  Blocked Accounts. Lender shall have received
duly executed agreements establishing the Blocked Accounts or Depository
Accounts with financial institutions acceptable to Lender for the collection or servicing of the Receivables and proceeds of the Collateral;

                          (t)  Consents. Lender shall have received any and
all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary;

                          (u)  No Adverse Material Change. (i) Since June 30,
1996, there shall have occurred (x) no material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower, (y) no material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) no event, condition or state of facts which could reasonably be expected to have a Material Adverse
Effect and (ii) no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

                          (v)  Leasehold Agreements.  Lender shall have
received landlord waivers reasonably, satisfactory to Lender with


                                      -59-





respect to all premises leased by Borrower at which Inventory is located;

                          (w)  Mortgage. Lender shall have received in form
and substance satisfactory to Lender (i) an executed Mortgage, (ii) a title policy for the Real Property and (iii) survey;

                          (x)  Contract Review. Lender shall have reviewed
all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all material respects to Lender;

                          (y)  Closing Certificate.  Lender shall have
received a closing certificate signed by a Vice President of Borrower dated as of the Closing Date, stating that (i) all representations and warranties of Borrower set forth in this Agreement and the Other Documents to which Borrower is a party are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents to which it is a party and (iii) on such date no Default or Event of Default has occurred and is continuing; and

                          (z)  Borrowing Base. Lender shall have received
evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

                          (aa) Undrawn Availability. After giving effect to
the initial Advances hereunder, Borrower shall have Undrawn
Availability of at least $1,000,000;

                          (ab) Minimum Net Worth. After giving effect to the
Transactions, Borrower shall have a Net Worth of not less than $7,400,000 as reflected on the Pro Forma Balance Sheet;

                          (ac) Other. All corporate and other proceedings,
and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to Lender and its counsel.

           8.2.           Conditions to Each Advance.  The agreement of
Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                          (a)  Representations and Warranties. Each of the
representations and warranties made by Borrower in or pursuant to this Agreement and any Other Document to which it is a party, and


                                      -60-





each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document to which Borrower is a party shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                          (b)  No Default. No Event of Default or Default
shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however, that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                          (c)  Maximum Advances. In the case of any Revolving
Advances requested to be made, after giving effect thereto, the aggregate
Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.


IX.          INFORMATION AS TO BORROWER.

             Borrower shall, until the Obligations shall have been Fully
Satisfied:

           9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

           9.2. Schedules. Deliver to Lender on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports.
In addition, Borrower will deliver to Lender at such intervals as Lender may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender may reasonably require including, without limitation, trial balances and test verifications. Such reporting with respect to Receivables shall be reported pursuant to a system acceptable to Lender in its sole discretion. Such reporting shall be electronic on a daily basis at the sole discretion of Lender. Lender shall have the right to confirm and verify all Receivables by any manner


                                      -61-





and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Lender and executed by Borrower and delivered to Lender from time to time solely for Lender's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender's Lien with respect to the Collateral.

           9.3. Environmental Reports. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President and/or Vice President of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all Environmental Laws and occupational safety and health laws. To the extent Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

           9.4. Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which could reasonably be expected to have a Material Adverse
Effect.

           9.5. Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower which might, after the giving of notice or lapse of time or both, result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or will be accelerated, and the amount of such Indebtedness;
and (e) any other development in the business or affairs of Borrower which could reasonably be expected to have a Materially Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

           9.6. Government Receivables. Notify Lender immediately if any of its Receivables arise out of contracts between Borrower and the United States of America, any state, or any department, agency or instrumentality of any of them.


                                      -62-






           9.7. Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower including, but not limited to, statements of income and stockholders' equity and cash flows from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by Ernst & Young LLP or another independent certified public accounting firm selected by Borrower and satisfactory to Lender (the
"Accountants"). The report of such Accountants shall be accompanied by a statement of such Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6 and 7.11. In addition, the reports shall be accompanied by a certificate of Borrower's President and/or
Vice President - Finance which shall state that, based on an examination sufficient to permit him to make an informed statement, a Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such Default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6, 6.7, 7.6 and 7.11 hereof.

           9.8. Quarterly Financial Statements. Furnish Lender within forty-five (45) days after the end of each of the first three fiscal quarters, an unaudited balance sheet of Borrower and unaudited statements of income and cash flow of Borrower from the beginning of the fiscal year to the end of such quarter and for such quarter and unaudited statements of cash flows of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's President and/or Vice President -
Finance which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default, and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 6.6 and 6.7 hereof.


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




           9.9. Monthly Financial Statements. Furnish Lender within thirty (30) days after the end of each month other than fiscal quarter end months, an unaudited balance sheet of Borrower and unaudited statements of income of Borrower from the beginning of the fiscal year to the end of such month and for such month and stockholders' equity and cash flows of Borrower reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate of Borrower's President and/or Vice President - Finance which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing, and the steps being taken by Borrower with respect to such Default.
Such certificate shall specifically confirm that with respect to (a) the Kent
Lease, Borrower has (i) prepaid at least three (3) months with respect to Base
Rent in advance all amounts due or arising under the Kent Lease (excluding any security deposit that the Kent Landlord may possess) and (ii) promptly paid, when requested by the Kent Landlord, any other Rent that may be due and owing and (b) any Leasehold Interest (other than the Kent Property), all required lease payments have been timely paid by Borrower.

           9.10. Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as Borrower shall send to its stockholders.

           9.11. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable
Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrower including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and
(c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

           9.12. Projected Operating Budget. Furnish Lender, no later than thirty (30) days prior to the beginning of each of Borrower's fiscal years commencing with fiscal year 1998, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate


                                      -64-





signed by Borrower's President or Vice President - Finance to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

           9.13. Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7, 9.8 and 9.9, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

           9.14. Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

           9.15. ERISA Notices and Requests. Furnish Lender with prompt written notice after the occurrence thereof in the event that (i)
Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue
Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all material communications received by either Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which either Borrower or any member of the Controlled Group was not previously contributing shall occur,
(v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any


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



unfavorable determination letter from the Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under
Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan if any such event in clauses (i) through (ix), such event is reasonably likely to result in a material liability to Borrower.

           9.16.           Additional Documents.  Execute and deliver to
Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.           EVENTS OF DEFAULT.

             The occurrence of any one or more of the following events shall constitute an "Event of Default":

           10.1. failure by Borrower to pay any principal or interest on the monetary Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment; or failure by Borrower to pay any other liabilities or make any other payment, fee or charge provided for herein or in any Other Document when due;

           10.2. any representation or warranty made or deemed made by Borrower in this Agreement or any Other Document to which it is a party or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

           10.3. failure by Borrower to (i) furnish financial information or any certificate which is required to be delivered with such financial information (x) when due or (y) as soon as available but in no event later than ten (10) Business Days following any request for additional information hereunder, or (ii) permit the inspection of its books or records;

           10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's


                                      -66-





property and such issuance, levy, assessment, injunction or attachment shall not have been removed within thirty (30) days;

           10.5. (a) except with respect to the matters covered by clause (b) below, failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other
Documents to which it is a party, or (b) a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.1 (as to the last sentence thereof), 4.6, 4.7, 4.9, 4.11, 6.1,
6.2 (as to maintenance of property), 6.10 (as to financial statements being prepared in reasonable detail) 9.4 or 9.6 hereof which failure or neglect under this clause (b) is cured within the earlier of (x) with respect to circumstances where Borrower is obligated to take action and fails to do so (as opposed to circumstances where Borrower takes action but fails to do so in a manner which is satisfactory to Lender), thirty (30) days from the occurrence of such failure or neglect or (y) with respect to circumstances (i) where
Borrower takes action but fails to do so in a manner which is satisfactory to Lender or (ii) where Borrower becomes aware of its failure or neglect to take action at all, twenty (20) days from the date on which Borrower becomes aware of such failure or neglect;

           10.6. any judgment is rendered or judgment liens filed against Borrower for an amount in excess of $25,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

           10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

           10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

           10.9. the Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,


                                      -67-





(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

           10.10.          any change in Borrower's condition or affairs
(financial or otherwise) which in Lender's reasonable opinion materially impairs the Collateral or the ability of Borrower to perform its Obligations to pay money under this Agreement;

           10.11. any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

           10.12. a default of the obligations of Borrower under any other agreement to which it is a party shall occur which materially adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

           10.13. termination or breach of the Guaranty or similar agreement executed and delivered to Lender in connection with the Obligations of Borrower, or if the Guarantor attempts to terminate, challenges the validity of, or its liability under, the Guaranty or similar agreement;

           10.14. any Change of Ownership or Change of Control shall occur;

           10.15. any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lender;

           10.16. if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any material license, permit, patent, trademark or tradename of Borrower, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such material license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any material license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such material license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute reasonably acceptable to Lender within


                                      -68-





thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect;

           10.17. any material portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the reasonable opinion of Lender, upon final determination, result in material impairment or loss of the security provided by this Agreement or the Other Documents;

           10.18. the operations of Borrower's manufacturing facility are interrupted at any time for more than thirty-six (36) hours during any period of five (5) consecutive Business Days, unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause
(i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days;

           10.19.          an event or condition specified in Sections 7.16 or
9.15 hereof shall occur or exist and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, could reasonably be expected to have a Material
Adverse Effect; or

           10.20.          Meridian fails to make the Net Worth Adjustment.

XI.          LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

           11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all monetary Obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make or issue Advances shall be deemed terminated; and (ii) any of the other
Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all monetary Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make or issue
Advances and (iii) a filing of a petition against Borrower in


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



any involuntary case under any state or federal bankruptcy laws, the obligations of Lender to make or issue Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrower to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect.
Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid for and become the purchaser, and Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission, without charge, to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b)
Equipment for the purpose of completing the manufacture of unfinished goods.
The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and, third, to the principal of the Obligations. If any deficiency shall arise because any monetary Obligations shall remain outstanding after the application of such proceeds pursuant to this Section 11.1, Borrower shall remain liable to Lender therefor until Fully
Satisfied.

                           Following the occurrence and during the continuation
of an Event of Default and upon termination of this Agreement


                                      -70-





pursuant to this Section 11.1, Borrower will cause cash to be deposited and maintained in an account with Lender, as cash collateral, in an amount equal to one hundred and five (105%) percent of the then outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Lender, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into Lender's possession at any time. Lender will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Lender and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon the termination or expiration of all Letters of Credit and payment and performance in full of all remaining Obligations relating to Letters of Credit.

           11.2. Lender's Discretion. Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender's rights hereunder.

           11.3. Setoff. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any of Borrower's property held by Lender or by the Bank to reduce the Obligations.

           11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII.         WAIVERS AND JUDICIAL PROCEEDINGS.

           12.1. Waiver of Notice. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

           12.2. Delay. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.


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




           12.3.           Jury Waiver.  EACH PARTY TO THIS AGREEMENT HEREBY
EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR
CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT,
DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN
ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES
HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT,
DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE
TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR
HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND
EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF
ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO
THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH
ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE
WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.        EFFECTIVE DATE AND TERMINATION.

           13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each of Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. The Term shall be automatically extended for successive periods of one (1) year each unless terminated by either party at the end of such Initial Term or any successive
Term by giving the other party ninety (90) days prior written notice. Borrower may terminate this Agreement at any time upon ninety (90) days' prior written notice upon the Obligations being Fully Satisfied. In the event the Obligations are prepaid in full prior to the last day of the Term, Borrower shall pay an early termination fee in an amount equal to 1% of the Maximum Revolving Advance
Amount; provided, that, if such prepayment is made in connection with the sale of all or substantially all of the Borrower's assets, then Borrower shall pay an early termination fee in an amount equal to 0.5% of the Maximum Revolving
Advance Amount.

           13.2. Termination. The termination of this Agreement shall not affect any of Borrower's or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Obligations have been Fully Satisfied. The Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations are Fully Satisfied. At such time as the Obligations are Fully Satisfied, (a) the Liens and rights granted to Lender hereunder and the financing statements hereunder shall automatically terminate and no longer be in effect, (b) the Collateral shall automatically be


                                      -72-





released from the Liens created hereby, and all rights to the Collateral shall automatically revert to Borrower and (c) Lender shall execute and deliver, at Borrower's expense, all such termination statements, releases and other instruments as may be necessary or proper to effect the termination and release of the Liens on the Collateral and (d) subject to Section 14.7 hereof, all representations, warranties and covenants shall cease to apply and this Agreement shall automatically terminate. Accordingly, solely to the extent that any Obligations have not been Fully Satisfied, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until the Obligations are Fully
Satisfied. All representations, warranties, covenants, waivers and agreements contained herein shall continue until all Obligations have been Fully
Satisfied.


XIV.         MISCELLANEOUS.

           14.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any Other Document to which it is party may be brought in any court of competent jurisdiction in the State of New York, United
States of America, except enforcement of the Mortgage which shall be brought in the State of Washington, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 14.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction.
Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.



                                      -73-





           14.2. Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party making such representations, warranties or guarantees. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other
Documents to which it is a party and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

           14.3.           Successors and Assigns; Participations; New Lenders.

                          (a)  This Agreement shall be binding upon and inure
to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

                          (b)  Lender may sell, assign or transfer all or any
part of its rights under this Agreement and the Note and all Other Documents to one or more banks or financial institutions that have an office in the United
States of America provided Borrower is given prior notice of such sale and the transferee agrees to perform the obligations of the transferor and become a Lender hereunder; in addition to the foregoing, Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee (other than a participant not known to Borrower) may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided, that, Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both Lender and such Transferee. Borrower hereby grants to any Transferee
(other than a participant not known to Borrower) a continuing security interest in any deposits, moneys or other property actually or


                                      -74-





constructively held by such Transferee as security for the Transferee's interest in the Advances.

           14.4. Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

           14.5. Indemnity. Borrower shall indemnify Lender, and its officers, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of Lender.

           14.6. Notice. Any notice or request hereunder may be given to Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as


                                      -75-





has been furnished in writing by a party to the other by like notice:

             (A)  If to Lender, at:    The Bank of New York
                                       Commercial Corporation
                                       1290 Avenue of the Americas
                                       New York, New York 10104
                                       Attention: Robert Nuytkens
                                       Telephone:  (212) 408-4096
                                       Telecopier: (212) 408-4317

                    with a copy to:    Hahn & Hessen LLP
                                       350 Fifth Avenue
                                       New York, New York 10118-0075
                                       Attention: Steven J. Seif, Esq.
                                       Telephone:  (212) 736-1000
                                       Telecopier: (212) 594-7167

             (B)  If to Borrower, at:  O'Brien International, Inc.
                                       Box 97020, 14615 NE 91st Street
                                       Redmond, Washington  98073
                                       Attention: Barry T. Tait
                                       Telephone:  (206) 881-5900
                                       Telecopier: (206) 883-7378

                     and a copy to:    Meridian Sports Incorporated
                                       c/o MacAndrews & Forbes Holdings Inc.
                                       35 East 62nd Street
                                       New York, New York 10021
                                       Attention:  Barry F. Schwartz, Esq.
                                       Telephone:   (212) 527-6300
                                       Telecopier:  (212) 527-6336

           14.7.           Survival.  The obligations of Borrower under
Sections 3.8, 3.9, 4.19(h) and 14.5 shall survive termination of this Agreement and the Other Documents to which it is party and payment in full of the Obligations.

           14.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

           14.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any monetary Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all Other Documents, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's


                                      -76-





security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all Other Documents, may be charged to Borrower's Account and shall be part of the Obligations.

           14.10. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

           14.11. Consequential Damages. Neither Lender nor any agent or attorney for Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

           14.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

           14.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

           14.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

           14.15. Confidentiality. Lender and each Transferee shall hold all non-public information obtained by Lender or such Transferee pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature; provided, however, Lender and each Transferee may disclose such confidential information
(a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any prospective Transferees who agree to be bound by this confidentiality provision, and (c) as required by any Governmental Body or representative thereof or pursuant to legal process; provided, further, that
(i) unless specifically prohibited by applicable law or court order, Lender and each


                                      -77-





Transferee shall use its best efforts prior to disclosure thereof, to notify
Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been Fully Satisfied.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                      -78-






             Each of the parties has signed this Agreement as of the day and year first above written.


                                       O'BRIEN INTERNATIONAL, INC.


                                       By: /s/ Thomas E. Kohut
                                          -----------------------------
                                       Name: Thomas E. Kohut
                                       Title: Vice President

                                       Box 97020
                                       14615 NE 91st Street
                                       Redmond, Washington 98073


                                       THE BANK OF NEW YORK COMMERCIAL
                                       CORPORATION


                                       By: /s/ Robert Nuytkens
                                          -----------------------------
                                       Name: Robert Nuytkens
                                       Title: Vice President

                                       1290 Avenue of the Americas
                                       New York, New York 10104

AGREED AND CONSENTED TO SECTIONS
6.11, 6.13, 7.8(v) and 7.17

MERIDIAN SPORTS INCORPORATED


By: /s/ Thomas E. Kohut
   -------------------------------
Name: Thomas E. Kohut
Title: Vice President and Controller


                                      -79-






STATE OF NEW YORK                   )
                                    ) ss.
COUNTY OF NEW YORK                  )



           On this 17th day of March, 1997, before me personally came Thomas E.
Kohut, to me known, who, being by me duly sworn, did depose and say that he is the Vice President of O'Brien International, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                                /s/ Helene S. Rudolph
                                              ------------------------------
                                                      NOTARY PUBLIC

STATE OF NEW YORK                   )
                                    ) ss.
COUNTY OF NEW YORK                  )



             On this 17th day of March, 1997, before me personally came Robert
Nuytkens, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The Bank of New York Commercial Corporation, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                               /s/ Helene S. Rudolph
                                              ------------------------------
                                                      NOTARY PUBLIC

STATE OF NEW YORK                   )
                                    ) ss.
COUNTY OF NEW YORK                  )



           On this 17th day of March, 1997, before me personally came Thomas E.
Kohut, to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Controller of Meridian Sports Incorporated, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.


                                                /s/ Helene S. Rudolph
                                              ------------------------------
                                                      NOTARY PUBLIC




                             Exhibits and Schedules


(a) Exhibits

Exhibit 1.1                Kent Landlord Waiver
Exhibit 2.1                Note
Exhibit 2.8                Letter of Credit and Security Agreement
Exhibit 5.5(b)             Cash Flow Projections and Balance Sheet
Exhibit 8.1(i)             Financial Condition Certificate

(b) Schedules

Schedule 1.2               Permitted Encumbrances
Schedule 4.5               Locations of Equipment and Inventory
Schedule 4.19              Real Property
Schedule 5.2(a)            Formation, Good Standing and Qualification
Schedule 5.2(b)            Subsidiaries
Schedule 5.6               Trade Names
Schedule 5.7               Environmental Compliance
Schedule 5.8(b)            Pending or Threatened Litigation
Schedule 5.8(d)            Employee Plans
Schedule 5.9               Trademarks, Patents, Copyrights and Licenses
Schedule 5.10              Noncompliance with Licenses and Permits
Schedule 5.14              Labor Disputes
Schedule 7.8               Permitted Indebtedness


                                      -vi-


